Exhibit 10.24

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”), effective as of the 13th day of October, 2010 (the “Date of Grant”) by and between Aventine Renewable Energy Holdings, Inc. (the “Company”), and Ben Borgen (the “Participant”), evidences the grant by the Company of restricted Common Share units (the “Award”) to the Participant on such date and the Participant’s acceptance of the Award in accordance with the provisions of the Company’s 2010 Equity Incentive Plan (the “Plan”).  The Company and the Participant agree as follows:

1.                                       Basis for Award.  This Award is made under the Plan pursuant to Section 9 thereof for services to be rendered to the Company by the Participant.

2.                                       Restricted Stock Units Awarded.

(a)                                  The Company hereby awards to the Participant, in the aggregate, 40,000 restricted Common Share units (“Restricted Stock Units”), which shall be subject to the terms of the Plan and this Agreement.

(b)                                 The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”).  The Award shall vest and settle in accordance with Section 3 hereof.

3.                                       Vesting and Settlement.

(a)                                  The Restricted Stock Units shall vest and become non-forfeitable with respect to (i) 13,333 Restricted Stock Units on the six month anniversary of the Date of Grant, (ii) an additional 13,333 Restricted Stock Units on the first anniversary of the Date of Grant, and (iii) an the remaining 13,334 Restricted Stock Units on the second anniversary of the Date of Grant; provided, that, the Participant is then employed by the Company.  Except as set forth in Section 3(b), all unvested Restricted Stock Units shall be forfeited without consideration upon the termination of the Participant’s employment for any reason.  The Company shall issue and deliver to the Participant one Common Share for each vested Restricted Stock Unit (the “RSU Shares”) (and upon such settlement, the Restricted Stock Units shall cease to be credited to the Account) on the earlier of (x) the sixtieth (60th) day following the termination of the Participant’s employment for any reason and (y) the date on which a Change in Control (as defined in the Employment Agreement between the Company and the Participant dated as of March 15, 2010 (the “Employment Agreement”)) occurs (such date, the Settlement Date”) and upon such settlement the Company shall enter the Participant’s name as a shareholder of record with respect to the RSU Shares on the books of the Company.

(b)                           Notwithstanding the foregoing, in the event that the Participant’s employment with the Company is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by the Participant for Good Reason (as defined in the Employment Agreement), the Restricted Stock Units shall immediately vest in full and be settled in accordance with the last sentence of Section 3(a).

(c)                            Change in Control.  Upon the occurrence of a Change in Control, the Restricted Stock Units shall immediately vest in full and be settled in accordance with the last sentence of Section 3(a).

4.                                       Dividend Equivalents.  If the Company pays a cash dividend on its outstanding Common Shares for which the Record Date (for purposes of this Agreement, the “Record Date” is the date on which shareholders of record are determined for purposes of paying the cash dividend on Common Shares) occurs after the Date of Grant, the Participant shall receive a lump sum cash payment on the Settlement Date equal to the aggregate amount of the ordinary cash dividends paid by the Company on a single Common Share multiplied by the number of Restricted Stock Units awarded under this Agreement that are unvested and unpaid as of each applicable Record Date, plus interest on such amount at the Company’s borrowing rate as in effect from time to time.  Payments pursuant to this Section 4 are subject to tax withholding.

5.                                       Restrictions.  The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution or as otherwise permitted by the Committee) and may not be subject to lien, garnishment, attachment or other legal process.  The Participant acknowledges and agrees that, with respect to each Restricted Stock Unit credited to his Account, the Participant has no voting rights with respect to the Company unless and until such Restricted Stock Unit is settled in RSU Shares pursuant to Section 3(a) hereof.

6.                                       Compliance with Laws and Regulations.  The issuance and transfer of RSU Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed at the time of such issuance or transfer.

7.                                       No Right to Continued Employment.  Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s employment at any time.

8.                                       General Assets.  All amounts credited to the Participant’s Account under this Agreement shall continue for all purposes to be part of the general assets of the Company.  The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

9.                                       Rights as Shareholder.  Upon and following the Settlement Date, the Participant shall be the record owner of the RSU Shares unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the

Company (including voting rights).  Prior to the Settlement Date, the Participant shall not be deemed for any purpose to be the owner of the Common Shares underlying the Restricted Stock Units subject to the Award, other than with respect to the Participant’s right to receive payment pursuant to Section 4 hereof.

10.                                 Governing Law.  This Agreement shall be governed by the laws of the state of New York without regard to conflict of law principles.

11.                                 Plan.  Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan.  The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.  Notwithstanding anything herein or in the Plan to the contrary, the provisions of Section 15 of the Plan shall not apply to the Participant.

12.                                 Adjustment.  In the event of any adjustment pursuant to Section 12 of the Plan that would adversely affect the value of the Award granted hereunder or cause such Award to become subject to Section 409A of the Code, such adjustment may only be made with the Participant’s written consent, which consent shall not be unreasonably withheld.

13.                                 Tax Withholding.  Upon settlement of the Award in accordance with Section 3(a) hereof, the Participant shall recognize taxable income in respect of the Award and the Company shall report such income to the appropriate taxing authorities in respect of the Award as it determines to be necessary and appropriate.  The Participant shall be required to pay to the Company and the shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan the amount of any required withholding taxes prior to the issuance or delivery of any Common Shares.  The Committee may permit the Participant to satisfy the withholding liability: (a) in cash, (b) by having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock Unit Award a number of shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering Common Shares owned by the Participant that are Mature Shares, or (d) by a combination of any such methods.  For purposes hereof, Common Shares shall be valued at Fair Market Value.

14.                                 Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him/her at his/her address as recorded in the records of the Company.

15.                                 Section 409A.  The terms and provisions contained in Section 15(h) of the Employment Agreement are incorporated herein by reference.

16.                                 Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision shall be severable and enforceable to the extent permitted by law.

17.                                 Entire Agreement.  This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  No change, modification or waiver of any provision of this Agreement shall be valid unless in writing and signed by the parties hereto.

18.                                 Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:
Name: Thomas Manuel
Title: Chief Executive Officer

PARTICIPANT

By:
Name: Ben Borgen

[Signature Page to RSU Agreement]